CINCINNATI FINANCIAL CORPORATION Investor Contact: Dennis E. McDaniel 513-870-2768 CINF-IR@cinfin.com Media Contact: Joan O. Shevchik 513-603-5323 Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Subsidiaries Announce Appointments and Promotions
• Subsidiary Directors, Officers and Counsel

Cincinnati, February 1, 2010 – Cincinnati Financial Corporation (Nasdaq:CINF) announced today that boards of its subsidiary companies appointed directors, officers and counsel at their regular meetings on January 29, 2010.

Boards of subsidiary companies made the following promotions and new appointments of officers and counsel:

Property Casualty Insurance – Standard Market:
The Cincinnati Insurance Company
The Cincinnati Casualty Company
The Cincinnati Indemnity Company

Promoted to Vice President:
Scott A. Gilliam – Government Relations Officer
Debra K. Smith – Commercial Lines
Stephen M. Spray – Target Markets
James E. Streicher, CPCU, AIM, AIT, ARe, ASLI – Personal Lines
Scott L. Unger – Bond & Executive Risk

Promoted to Assistant Vice President:
Beth A. Adkins – Corporate Accounting
M. Cathleen Cloud, CPCU, AIM – Commercial Lines
Michael W. Klenk – Commercial Lines
David U. Neville, CPCU, AIM, API, ARe – Personal Lines
James D. Ogle, CPCU, AIC – Headquarters Claims
Henry C. Schmidt III, AIM – Personal Lines
Blake D. Slater – Corporate Accounting

Promoted to Secretary:
Matthew R. Barton, CPCU, AIM, ARe, ARM, AU – Commercial Lines
Kimberly A. Beckman, PMP – Information Technology
John B. Boylan, CPCU, APA – Premium Audit
Jason B. Couch, AFSB, RPLU – Bond & Executive Risk
Michael J. Donges, CPCU – Web Content Management
Brent A. Hardesty III, CPCU, CIA, CISA, AIAF – Internal Audit
J. Michael Hennigan – Headquarters Claims
Derek J. Rice, AIM – Learning & Development

New Appointments to Assistant Secretary:
B. Scott Albaugh, CPCU, AIM – Commercial Lines
Scott R. Boden, AFSB – Bond & Executive Risk
John L. Crow – Headquarters Claims
Steven D. Dorr – Bond & Executive Risk
Richard J. Dugan, AIC – Headquarters Claims
Constance S. Hennigan, CPCU, AIC, AIM, RPLU – Headquarters Claims
Anthony P. Vallone, CIPP – Information Security

New Appointments to Associate Counsel:
Thomas C. Hogan
Paul J. Johnson
Joseph A. McGee

Property Casualty Insurance – Excess & Surplus Lines:
The Cincinnati Specialty Underwriters Insurance Company:

Promoted to Secretary:
Scott E. Hintze, CPCU, AIM, ASLI, AU, CIC, CRM
Marc J. Schambow, CPCU, AIM, ASLI

New Appointments to Assistant Secretary:
Dawn S. Chapel, CPCU, APA, ARe, ASLI, AU
Michael T. Luebbe, CPCU, AIM

The Cincinnati Life Insurance Company:

Promoted to Vice President:
Roger A. Brown, FSA, MAAA, Vice President – Actuarial
Scott A. Gilliam*

Promoted to Secretary:
Kimberly A. Beckman*
Brent A. Hardesty III*

New Appointments to Assistant Secretary:
C. Elaine Mackey, FSA, MAAA, Assistant Secretary – Actuarial
Anthony P. Vallone*

New Appointments to Associate Counsel:
Thomas C. Hogan*
Paul J. Johnson*
Joseph A. McGee*

CFC Investment Company:

Promoted to Assistant Vice President:
Blake D. Slater*

*Title as listed above

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:	Street Address:
P.O. Box 145496	6200 South Gilmore Road
Cincinnati, Ohio 45250-5496	Fairfield, Ohio 45014-5141

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